UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2016

GLYECO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30396	45-4030261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4802 East Ray Road, Suite 23-408 Phoenix, Arizona		85044
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On May 1, 2016, GlyEco, Inc. (the “Company”) entered into an Amendment No. 1 to Employment Agreement (the “Amendment”) with Grant Sahag, the Company’s Chief Executive Officer and President.

Pursuant to the Amendment, Mr. Sahag will be eligible to receive an additional 1% of the Company’s total outstanding shares of Common Stock, calculated as of March 31, 2016, upon meeting certain budget, revenue, and EBITDA targets set forth and approved by the Company’s Board of Directors. This stock will vest pursuant to a schedule with certain stock price thresholds that must be achieved based on a 30 trading day volume weighted average price.

The foregoing description of the Amendment is qualified in its entirety by the specific terms of the Amendment No. 1 to Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number:	Description of Exhibit:
10.1	Amendment No. 1 to Employment Agreement between GlyEco, Inc. and Grant Sahag

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLYECO, INC.

Dated: May 4, 2016	By:	/s/ Ian Rhodes
Ian Rhodes Chief Financial Officer (Principal Financial Officer)